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                                                                   Exhibit 23.3


                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Bruker Daltonics Inc. of our report dated February 25, 2003 relating to the financial statements of Bruker AXS Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
April 29, 2003